EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Lithia Motors, Inc.:

We consent to the incorporation by reference in the registration statement(s) (No. 333-190192, 333-43593, 333-69169, 333-156410, 333-39092, 333-61802, 333-106686, 333-116839, 333-116840, 333-135350, 333-161590, 333-168737, 333-231255) and Form S-3ASR (No. 333-239969) on Form 10-K of our report(s) dated February 18, 2022, with respect to the consolidated financial statements of Lithia Motors, Inc, and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Portland, Oregon
February 18, 2022